Exhibit 10.1

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (this “Agreement”) is made and entered into by and between Enstar Group Limited (the “Company”) and Guy Bowker (“Executive”) as of July 17, 2020 (the “Effective Date”).
BACKGROUND

WHEREAS, Executive and the Company are currently parties to that certain Employment Agreement dated as of December 28, 2017 (the “Existing Agreement”);
WHEREAS, Executive gave notice on April 6, 2020 of his voluntary resignation without Good Reason (as defined in the Existing Agreement), and he and the Company have agreed on a transition planning timeline pursuant to which he would continue as an employee until at least February 28, 2021;
WHEREAS, Executive and the Company wish to provide for the transition of certain of Executive’s responsibilities under the Existing Agreement and to amend certain of the terms thereof.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
TERMS

1.Change in Title and Responsibilities.

(a)From the date hereof through February 28, 2021, Executive shall continue to serve as the Chief Financial Officer of the Company. During such period, Executive shall report directly to the Chief Executive Officer and Chief Operating Officer of the Company, he shall discharge his responsibilities as the Chief Financial Officer of the Company as provided in the Existing Agreement, and he shall begin the transition of those responsibilities to the individuals designated by the Company. Upon 30 days’ notice during such period, the Company may change any or all of the following in its sole discretion: (i) Executive’s title to Co-Chief Financial Officer, (ii) his designation as the principal financial officer of the Company, (iii) his designation as the principal accounting officer of the Company, and/or (iv) his responsibilities as an employee of the Company in a manner consistent with his new title.

2.Term.

(a)Executive’s employment is for a fixed term and shall expire on February 28, 2021, unless terminated earlier in accordance with this Agreement.

(b)At any time upon the Company’s request, and not later than the termination of Executive’s employment under this Agreement, Executive shall relinquish all titles and positions he has as an officer and/or director of affiliates of the Company, to the extent he held such titles and positions, and, in the event the Company needs Executive’s assistance to effectuate such actions, Executive shall provide it as requested.

3.Base Salary. The Company shall pay to Executive a monthly base salary at his current rate of $62,500 through February 28, 2021.

4.Performance Bonus.

(a)In accordance with Section 3.2 of the Existing Agreement and the Enstar Group Limited Amended and Restated 2019-2021 Annual Incentive Program, and subject to the conditions in this Section 4, Executive shall remain eligible for a discretionary performance bonus in an amount to be determined by the Compensation Committee with a target of $900,000 for the time period covering January 1, 2020 to February 28, 2021. Such bonus will be based on the achievement of the corporate and individual objectives communicated to Executive by the Compensation Committee of the Board of Directors of the Company, such objectives to be determined and judged in the sole discretion of the Compensation Committee. Corporate financial performance for the year ended December 31, 2020 shall comprise 25% of Executive’s eligible bonus and individual objectives shall comprise 75% of Executive’s eligible bonus.

(b)Executive will not receive any additional equity or other incentive awards after the date hereof.

5.Employee Benefits. Until the termination date, the Company will continue to provide Executive with the same participation in Bermuda employee benefit programs that he currently receives pursuant to Section 4 (Benefits) of the Existing Agreement.

6.Post-Termination Health and Other Insurance. Until the earlier of: (i) six months after the termination date or (ii) such date as the Executive commences new employment, the Company will provide Executive with the benefits he currently receives pursuant to Section 4.3 (Health and Other Insurance) of the Existing Agreement except for those related to the individual policy requirement in the event the generally applicable Company long-term disability plan contains a limitation on benefits (which are set forth in the third paragraph of such section), which shall not apply after the termination date.

7.Long-term Incentive Awards. Executive’s existing awards under the Enstar Group Limited 2016 Equity Incentive Plan, as amended (the “Equity Plan”) shall operate as follows:

(a)Restricted Share Units (“RSUs”):

(i)With respect to the RSU award granted to Executive on November 17, 2017, Executive will retain the right to vest in the last tranche of 297 RSUs, scheduled to vest on November 17, 2020, which RSUs shall otherwise remain subject to the terms of the award agreement and the Equity Plan;

(ii)With respect to the RSU award granted to Executive on March 6, 2019: (A) Executive will retain the right to vest in the second tranche of 510 RSUs, scheduled to vest on November 17, 2020, which RSUs shall otherwise remain subject to the terms of the award agreement and the Equity Plan and (B) Executive shall forfeit the third tranche of 511 RSUs on the Effective Date; and

(iii)With respect to the RSU award granted to Executive on March 20, 2020: (A) Executive will retain the right to vest in the first tranche of 1,622 units, scheduled to vest on March 20, 2021, which RSUs shall otherwise remain subject to the terms of the award agreement and the Equity Plan provided that the expiration of the term of Executive’s employment on February 28, 2021 shall not be a forfeiture event and (B) Executive shall forfeit the second and third tranches of 3,246 total RSUs on the Effective Date.

(b)Performance Share Units (“PSUs”):

(i)With respect to the PSU award granted to Executive on January 2, 2018, Executive will retain the right to vest in the 1,871 PSUs, scheduled to vest in March 2021 following and to the extent of the certification of the Compensation Committee of the level of performance achieved, which PSUs shall otherwise remain subject to the terms of the award agreement and the Equity Plan provided that the expiration of the term of Executive’s employment on February 28, 2021 shall not be a forfeiture event; and

(ii)Executive shall forfeit the PSU awards granted on March 6, 2019 and March 20, 2020 in their entirety on the Effective Date.

8.Termination by the Company. Notwithstanding anything in Section 5 of the Existing Agreement:

(a)Death or Disability. Sections 5.3 (Death of Executive) and 5.4 (Disability) of the Existing Agreement shall remain in effect until February 28, 2021, subject to Section 5.8 (Execution of Release) of the Existing Agreement, and thereafter shall have no further force of effect.

(b)Termination for Cause. If Executive’s employment with the Company is terminated pursuant to Section 5.5 (Termination for Cause) of the Existing Agreement, Executive shall be entitled to receive only the compensation, benefits and other consideration set forth in that section of the Existing Agreement and the Company will not owe any compensation, benefits or other consideration under this Agreement.

(c)Termination without Cause or for Good Reason. Section 5.6 (Termination without Cause or for Good Reasons) of the Existing Agreement is hereby deleted from the Existing Agreement and shall have no further force of effect. During the course of this Agreement, the Company shall retain the right to require Executive to perform reduced or no duties, to refrain from coming to the office, and/or to place the Executive on garden leave or such other leave from duties. If the Company exercises this right, Executive shall continue to receive compensation and benefits as provided in this Agreement.

(d)Change of Control. Section 5.7 (Change of Control) is hereby deleted from the Existing Agreement and shall have no further force of effect.

9.Indemnification/Taxation. With respect to the Company’s indemnification obligations pursuant to Section 8.2 (Indemnification/Taxation) of the Existing Agreement, the Company will continue its practice of making payments for liabilities incurred by Executive in connection with business travel on the Company’s behalf, with respect to such travel prior to the termination date.

10.Release.

(a)As a condition precedent to the payments and other benefits contemplated by this Agreement to be provided to Executive prior to February 28, 2021, Executive shall execute and deliver to the Company the Waiver and General Release attached hereto as Exhibit A on the date hereof.

(b)As a condition precedent to the payments and other benefits contemplated by this Agreement to be provided to Executive on and after March 1, 2021, Executive shall execute and deliver to the Company the Waiver and General Release attached hereto as Exhibit A on March 1, 2021.

11.Restrictive Covenants. Executive acknowledges that Section 6 (Special Provisions Restrictive Covenants) shall continue to apply and be in full force and effect during the term that he provides employment under this Agreement and thereafter as contemplated by such provisions.

12.Additional Acknowledgments. Capitalization is standard legal practice for these types of acknowledgements and protects the company with respect to enforceability; to be maintained in this format.

(a)EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THE FORM OF WAIVER AND GENERAL RELEASE IN THEIR ENTIRETY AND UNDERSTANDS ALL OF THEIR TERMS AND THAT HE KNOWINGLY AND VOLUNTARILY ASSENTS TO ALL OF THE TERMS AND CONDITIONS CONTAINED HEREIN AND THEREIN, INCLUDING WITHOUT LIMITATION, THE CONTEMPLATED WAIVERS AND RELEASE, AND THAT HIS WAIVER OF RIGHTS OR CLAIMS ARISING UNDER ANY STATUTE, LAW OR REGULATION IS IN WRITING AND IS UNDERSTOOD BY HIM AND THAT EXECUTIVE HAS NO PHYSICAL OR MENTAL IMPAIRMENT OF ANY KIND THAT HAS INTERFERED WITH EXECUTIVE’S ABILITY TO READ AND UNDERSTAND THE MEANING OF THIS AGREEMENT, THE FORM OF WAIVER AND GENERAL RELEASE OF CLAIMS OR THEIR TERMS, AND THAT EXECUTIVE IS NOT ACTING UNDER THE INFLUENCE OF ANY MEDICATION OR MIND-ALTERING CHEMICAL OF ANY TYPE IN ENTERING INTO THIS AGREEMENT OR THE WAIVER AND GENERAL RELEASE ON THE DATE HEREOF; AND

(b)EXECUTIVE ACKNOWLEDGES THAT THE COMPANY EXPRESSLY ADVISED HIM TO CONSULT WITH AN ATTORNEY OF HIS CHOOSING PRIOR TO EXECUTING THIS AGREEMENT AND THE WAIVER AND RELEASE CONTEMPLATED HEREBY.
13.Choice of Law; Contract Interpretation.

(a)This Agreement shall be construed in accordance with and governed by the laws of the Island of Bermuda, without regard to principles of conflict of laws.

(b)Executive agrees that the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against Executive or the Company.

(c)As used in this Agreement, the term “affiliate” of any person or entity shall mean any other person or entity that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such first person or entity. For purposes of this definition, “control” of an entity shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such entity or (ii) direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

14.Complete Agreement / Conflicts. This Agreement, together with the Existing Agreement and the Waiver and General Release, is complete and is the only agreement of the parties relating to the matters addressed herein and supersedes any and all prior promises or agreements made by, to or between the parties, whether written or oral, with respect thereto. This Agreement shall be deemed to amend the Existing Agreement in all respects contemplated hereby, and the Existing Agreement shall otherwise remain unchanged. In the event of a conflict between the terms of this Agreement and the terms of the Existing Agreement, the terms of this Agreement shall prevail.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the dates set forth below.
For and on behalf of

ENSTAR GROUP LIMITED

By: /s/ Orla Gregory
Name:    Orla Gregory
Title:    Chief Operating Officer
Date: July 17, 2020

/s/ Guy Bowker
Date: July 17, 2020

Exhibit A

WAIVER AND GENERAL RELEASE

This WAIVER AND GENERAL RELEASE (this “Release”) is made and entered into by and between Enstar Group Limited (the “Company”) and Guy Bowker (“Executive”) as of __________ __, ____.
BACKGROUND
WHEREAS, Executive and the Company are currently parties to that certain Employment Agreement dated as of December 28, 2017 (the “Existing Agreement”), as amended by that certain Transition Agreement dated as of July __, 2020 (the “Transition Agreement”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
TERMS
1.Release.

(a)By countersigning and delivering to the Company this Release, and in consideration of the payments and other benefits provided in the Transition Agreement which provide for continued employment beyond the date hereof, Executive hereby releases and discharges the Company, its present and former parent corporations, its now or hereafter existing predecessors, joint ventures, partners, affiliates, subsidiaries, successors, assigns and otherwise related entities, and the respective incumbent and former shareholders, officers, directors, members, managers, employees, consultants, agents, representatives, fiduciaries of such entities and their respective successors and assigns and their respective benefit plans (the Company, together with the persons listed in this sentence being referred to collectively as the “Released Entities and Persons” and each a “Released Entity or Person”), from any and all claims, liabilities, demands or causes of action of whatever nature, known or unknown, inchoate or otherwise, whether based in contract (written, oral, express, implied or otherwise), any statute, regulation or other law (including common law) or in equity, that Executive has ever had or could have had as of the date of this Release, including, without limitation, any claim arising out of or in any way connected with or related to Executive’s employment by the Company or any of its affiliates and/or the Transition Agreement or the Existing Agreement, which includes (but is not limited to) the following:

(i)any claim for additional pay, notice pay, severance pay, benefits, bonuses, incentives, awards, options, restricted stock awards, restricted stock units, performance stock units, stock appreciation rights, retention payments, commissions and/or bonuses, including under the Transition Agreement, the Existing Agreement, any benefit plan maintained by the Company or its affiliates, or any cash or equity incentive plan maintained by the Company or its affiliates;

(ii)any claim regarding bias, age, sex, religion, religious creed, citizenship, color, race, ancestry, national origin, veteran, familial or marital status, sexual orientation or preference, genetic predisposition or carrier status, physical or mental disability or past or present history of the same or any other form of discrimination, including, without limitation, any rights or claims under any Bermudian or other law, regulation or ordinance; and/or
(iii)any claim for: (A) harassment or retaliation; (B) intentional or negligent infliction of emotional harm, defamation or any other tort; (C) fraud or conversion; and (D) mental, physical or other personal injuries, or pain and suffering.
If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Released Entity or Person is a party.
(b)Should any provision of this Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Release in full force and effect. At the Company’s request, Executive agrees to execute and deliver to the Company a

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revised release which will effectuate his intention to release the Released Entities and Persons unconditionally, as set forth in accordance with this Release, to the maximum extent permitted by law.

(c)Notwithstanding the foregoing, the release contained herein shall not apply to any right or claim that may arise after the date hereof, or to the Company’s obligations under the Transition Agreement that are to be performed after the date hereof.

(d)The release of claims contained herein shall not waive any rights Executive may have been granted under the certificate of incorporation, bylaws or other organizational documents of the Company or any of its affiliates, the Existing Agreement or any other policy relating to indemnification rights covering Executive’s actions on behalf of the Company or any of its affiliates in the scope of and during the course of Executive’s employment by the Company, including any insurance policies covering such actions.

2.Choice of Law; Contract Interpretation.

(a)This Agreement shall be construed in accordance with and governed by the laws of the Island of Bermuda, without regard to principles of conflict of laws.

(b)Executive agrees that the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against Executive or the Company.

(c)As used in this Agreement, the term “affiliate” of any person or entity shall mean any other person or entity that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such first person or entity. For purposes of this definition, “control” of an entity shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such entity or (ii) direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

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IN WITNESS WHEREOF, the parties have duly executed this Release as of the dates set forth below.
ENSTAR GROUP LIMITED

By: _____________________                        _________________________
Name:                                    Guy Bowker
Title:

Date:                                     Date:

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